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                                                                    EXHIBIT 3.81

                            CERTIFICATE OF AMENDMENT
                                       TO
                     THE CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       TEXAS CYPRESS CREEK HOSPITAL, L.P.


         The undersigned, a general partner of TEXAS CYPRESS CREEK HOSPITAL, L.P., a limited partnership, pursuant to Section 2.02 of the Texas Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

1. The name of the limited partnership is Texas Cypress Creek Hospital, L.P.

2.       The Certificate of Limited Partnership is amended as follows:

                  The Certificate of Limited Partnership of Texas Cypress Creek Hospital, L.P. is amended by striking Number 4 in its entirety and replacing therefore the following:

         4. The name, the mailing address, and the street address of the business or resident of each general partner is as follows:

NAME                            MAILING ADDRESS            STREET ADDRESS
                                (INCLUDE CITY, STATE,      (INCLUDE CITY, STATE,
                                      ZIP CODE)                ZIP CODE)
PSI Texas Hospitals, LLC        310 25th Avenue North      Same as Mailing
                                Suite 209                  Address
                                Nashville, TN 37203

Executed on this 30th day of October, 2001

                                       GENERAL PARTNER:

                                       PSI HOSPITALS, INC

                                       By:  /s/ Steven T. Davidson
                                            ----------------------
                                            Steven T. Davidson, Vice President




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                       CERTIFICATE OF LIMITED PARTNERSHIP


1. The name of the limited partnership is Texas Cypress Creek Hospital, L.P.

2. The street address of its proposed registered office in Texas is 905 Congress Avenue, Austin, TX 78701 and the name of its proposed registered agent in Texas at such address is National Registered Agents, Inc.

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203.

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

      NAME                MAILING ADDRESS              STREET ADDRESS
                          (INCLUDE CITY, STATE, ZIP    (INCLUDE CITY, STATE, ZIP
                          CODE)                        CODE)
PSI Hospitals, Inc.       310 25th Ave N. Suite 209    Same as Mailing Address
                          Nashville, TN 37283

Date Signed: August 10, 2001

                                         PSI HOSPITALS, INC.

                                         By:  /s/ Steven T. Davidson
                                              ----------------------------------
                                              Steven T. Davidson, Vice President